UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2015

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction Of Incorporation)	(IRS Employer Identification No.)

880 Winter Street, Suite 210, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 10, 2015, BG Medicine, Inc. (the “Company”) received written notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that, because the Company did not maintain a minimum closing bid price of $1.00 (the “Minimum Bid Price Deficiency”) and did not meet the minimum $2.5 million in stockholders’ equity (the “Stockholders’ Equity Deficiency”), as required by NASDAQ Listing Rules 5550(a)(2) and 5550(b)(1), respectively, the Company’s common stock would be subject to delisting unless it timely requests a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”).

The Company will request such a hearing, at which the Company will request an extension within which to pursue its plan to regain and maintain compliance with all applicable requirements for continued listing on NASDAQ. The Company’s common shares will remain listed and continue to trade on NASDAQ under the symbol “BGMD” pending the hearing and the expiration of any extension granted by the Panel. However, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will be able to regain compliance within any extension period granted by the Panel.

Minimum Bid Price Deficiency - As previously disclosed on Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 11, 2014 and November 26, 2014 regarding its receipt of written notice from NASDAQ notifying the Company that, because the Company’s bid price had closed below the $1.00 threshold for the preceding 30 business days and, in accordance with the Listing Rules, the Company had been provided a grace period of 180 calendar days, or until March 4, 2015, to regain compliance with NASDAQ Listing Rule 5550(a)(2).

Stockholders’ Equity Deficiency - As previously disclosed on a Current Report on Form 8-K filed with SEC on November 26, 2014, the Company received written notice from NASDAQ indicating that because the Company did not meet the minimum $2.5 million in stockholders’ equity, nor the other alternative tests of market value of listed securities or net income from continuing operations, the Company had 45 calendar days, or until January 4, 2015, to submit a plan to regain compliance with the continued listing rule, and that if NASDAQ accepted the Company’s plan to regain compliance, the Company may be provided with a grace period of 180 calendar days, or until May 19, 2015, to regain compliance with NASDAQ Listing Rule 5550(b)(1). On February 2, 2015, the Company announced that NASDAQ granted the Company’s request for an extension until May 19, 2015 within which to evidence compliance with NASDAQ Listing Rule 5550(b)(1). The Company will address its plan to regain and maintain compliance with NASDAQ Listing Rules 5550(a)(2) and 5550(b)(1) at the hearing before the Panel, notwithstanding NASDAQ’s prior determination to grant the Company an extension to regain compliance with NASDAQ Listing Rule 5550(b)(1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: March 13, 2015	/s/ Stephen P. Hall
Stephen P. Hall Executive Vice President & Chief Financial Officer